Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Representations and Warranties” and “Financial Highlights” in the Proxy Statement/Prospectus dated August 15, 2025 included in this Post-Effective Amendment No. 1 Registration Statement (Form N-14, File No. 333-288540) of Voya Investors Trust (the “Registration Statement”).

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated May 1, 2025, and each included in this Post-Effective Amendment No. 97 on the Registration Statement (Form N-1A, File No. 333-32575) of Voya Partners, Inc. (the “Registration Statement”) and each incorporated by reference into the Combined Proxy Statement and Prospectus and Statement of Additional Information included in this Registration Statement.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated May 1, 2025, and each included in this Post-Effective Amendment No. 149 on the Registration Statement (Form N-1A, File No. 033-23512) of Voya Investors Trust (the “Registration Statement”), and each incorporated by reference into the Combined Proxy Statement and Prospectus and Statement of Additional Information included in this Registration Statement.

We consent to the incorporation by reference of our reports dated February 27, 2025, with respect to the financial statements and financial highlights of VY® T. Rowe Price Growth Equity Portfolio (one of the funds constituting Voya Partners Inc.) and Voya Large Cap Growth Portfolio (one of the funds constituting Voya Investors Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

August 15, 2025